UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2021 (March 9, 2021)

Lerer Hippeau Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40168	86-1418494
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Crosby Street, Suite 201 New York, NY	10012
(Address of principal executive offices)	(Zip Code)

(646) 237-4837

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	LHAA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On March 9, 2021, Lerer Hippeau Acquisition Corp. (the “Company”) consummated its initial public offering (the “IPO”) of 22,266,185 shares of Class A common stock, par value $0.0001 per share (the “Shares”), including 2,266,185 shares purchased pursuant to the partial exercise of the underwriters’ over-allotment option. The Shares were sold at a price of $10.00 per Share, generating gross proceeds to the Company of $222,661,850.

Substantially concurrent with the closing of the IPO, pursuant to the Securities Purchase Agreement, dated March 4, 2021, by and between the Company and LHAC Sponsor LLC, the Company completed the private sale of an aggregate of 685,324 shares (the “Private Placement Shares”), at a purchase price of $10.00 per Private Placement Share, generating gross proceeds to the Company of $6,853,240.

A total of $222,661,850, comprised of the proceeds from the IPO and the sale of the Private Placement Shares, was placed in a U.S.-based trust account JPMorgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. An audited balance sheet as of March 9, 2021 reflecting receipt of the proceeds upon consummation of the IPO and the sale of the Private Placement Shares has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description

99.1	Audited Balance Sheet, as of March 9, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lerer Hippeau Acquisition Corp.

Date: March 15, 2021	By:	/s/ Eric Hippeau
Name: Eric Hippeau
Title: Chief Executive Officer